UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2022
 ______________________
HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA

01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on March 10, 2022. Of the 251,302,942 shares outstanding and entitled to vote, 225,698,086 shares were represented at the meeting, constituting a quorum of 89.81%.

All eight director nominees were elected to the Board for a one-year term.

In addition to electing directors, the stockholders:
a.provided advisory approval of the Company’s executive compensation (“say-on-pay”); and
b.ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2022.

The results of the votes for each of these proposals were as follows:

Proposal 1.    Election of Directors

Nominees	For	Against	Abstain	Broker Non-Votes
Stephen P. MacMillan	189,480,263	24,214,632	1,336,655	10,666,536
Sally W. Crawford	196,906,479	17,449,075	675,996	10,666,536
Charles J. Dockendorff	203,501,682	11,426,301	103,567	10,666,536
Scott T. Garrett	197,709,145	17,224,009	98,396	10,666,536
Ludwig N. Hantson	202,928,373	12,002,599	100,578	10,666,536
Namal Nawana	207,243,605	7,668,112	119,833	10,666,536
Christiana Stamoulis	213,217,806	1,716,772	96,972	10,666,536
Amy M. Wendell	211,681,139	3,251,403	99,008	10,666,536

Proposal 2.    Advisory approval of the Company’s executive compensation

For	Against	Abstain	Broker Non-Votes
150,939,075	63,245,865	846,610	10,666,536

Proposal 3.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2022

For	Against	Abstain
217,520,963	8,083,219	93,904

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022	HOLOGIC, INC.

	By:	/s/ Mark W. Irving
Mark W. Irving Vice President and Secretary